AMENDMENT NO. 39 TO
PARTICIPATION AGREEMENT AMONG
TRANSAMERICA SERIES TRUST,
TRANSAMERICA LIFE INSURANCE COMPANY,
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, AND
MONUMENTAL LIFE INSURANCE COMPANY

The Participation Agreement, dated July I, 1992, as amended ("Agreement") among Transamerica Series
Trust (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), Transamerica Financial Life Insurance
Company ("TFLIC''), and Monumental Life Insurance Company (''Monumental") (collectively, the "Companies") is hereby amended as follows:

The following shall be added as a new Section l.l 0.:

If transactions in Fund shares are to be settled through the National Securities Clearing
Corporation's ("NSCC") Mutual Fund Settlement, Entry and Registration Verification
(Fund/SERV) system, the following provisions shall apply:

Each party to this Agreement represents that it or one of its affiliates has entered into the
Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system which provide (i) an automated process whereby the shareholder purchases, redemptions, exchanges and transactions of mutual fund shares are executed through the Fund/SERV system, and (ii) a centralized and standardized communication system for the exchange of customer-level information and account activity through the Fund/SERV Networking system ("Networking").

For each Fund/SERV transaction, including a transaction establishing accounts with the Fund or its affiliate, the Companies shall provide the Fund with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which the Companies hereby certify is and shall remain true and correct. The Companies shall maintain documents required by the Fund to effect
Fund/SERV transactions. Each instruction shall be deemed to be accompanied by a representation by the Companies that it has received proper authorization from each person whose purchase, redemption, account transfer or exchange transaction is effected as a result of such instruction.

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of December 8, 2008.

(Signatures on the following page)

TRANSAMERICA SERIES TRUST

By its authorized officer,

By: /s/Christopher A. Staples
Christopher A. Staples
Title: Vice President

TRANSAMERICA FINANCIAL
LIFE INSURANCE COMPANY

By its authorized officer,

By: /s/Arthur D. Woods
Arthur D. Woods
Title: Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

By its authorized officer,

By: /s/Arthur D. Woods
Arthur D. Woods
Title: Vice President

MONUMENTAL LIFE INSURANCE
COMPANY

By its authorized officer,

By: /s/Steven R. Shepard
Steven R. Shepard
Title: Vice President